EXHIBIT 1.4

$500,000,000
5.375% Notes due 2015

I, Neil Garrod, Deputy Group Treasurer of Vodafone Group Plc (the “Company”), pursuant to resolutions duly adopted by the Board of Directors of the Company on May 21, 2002 (as modified on July 30, 2002) and February 18, 2003 whereby, inter alia, certain officers of the Company were authorised to approve on behalf of the Company those terms of the issue of U.S.$500,000,000 aggregate principal amount of its 5.375% Notes due 2015 (the “Securities”) issued by the Company, and resolutions of such officers duly adopted on December 11, 2002 and April 3, 2003, HEREBY APPROVE AND CONFIRM the following such terms:

Title of Securities:	5.375% Notes due 2015

Issue Price:	103.179%

Issue Date:	April 10, 2003

Principal Amount of Securities:	U.S.$500,000,000

Form of Securities:	The Securities will be issued in fully registered form and will be represented by a Global Security which will be registered in the name of The Depository Trust Company’s nominee, Cede & Co., and executed and delivered in substantially the form attached hereto as Exhibit A.

Maturity:	January 30, 2015

Interest Rate:	5.375%

Place of Payment, Paying Agent:	Citibank, N.A. Corporate Agency & Trust 111 Wall Street 14th Floor New York, NY 10043

Notices and Demands to Company:	Vodafone Group Plc Vodafone House The Connection Newbury Berkshire RG14 2FN England

Or

CT Corporation System 111 8th Avenue 13th Floor New York, NY 10011

Redemption Provisions:	Optional, in whole or in part, at the option of the Company, at any time in accordance with the redemption provisions set out in the form of the note attached hereto as Exhibit A.

Fungibility:	The Securities will be fully fungible with, and form a single issue and series with, the December 18, 2002 issuance of $400,000,000 in principal amount of 5.375% Notes due 2015.

Other Terms of the Securities:	The other terms of the Securities shall be substantially as set forth in the Indenture, dated February 10, 2000, the Base Prospectus, dated November 30, 2000 (the “Base Prospectus”) and the Prospectus Supplement, dated April 3, 2003 (the “Prospectus Supplement”) relating to the Securities and the form of the note attached hereto as Exhibit A.

Dated: April 10, 2003

/s/ Neil Garrod
Name: Neil Garrod
Title: Deputy Group Treasurer